                                                                    EXHIBIT 3.2


                                RESTATED BYLAWS

                                       OF

                              KINDER MORGAN, INC.



                                _________, 1999

                               TABLE OF CONTENTS


                                                    ARTICLE 1
                                                     Offices

         Section 1.1.      Registered Office......................................................................1
         Section 1.2.      Other Offices..........................................................................1

                                                    ARTICLE 2
                                                  Stockholders
         Section 2.1.      Reference to Charter...................................................................1
         Section 2.2.      Place of Meetings......................................................................1
         Section 2.3.      Quorum;  Adjournment of Meetings.......................................................1
         Section 2.4.      Record Date............................................................................2
         Section 2.5.      Notice of Stockholder Business and Nominations.........................................2
         Section 2.6.      Stockholder List.......................................................................5
         Section 2.7.      Proxies................................................................................6

                                                    ARTICLE 3
                                               Board of Directors
         Section 3.1.      Reference to Charter...................................................................6
         Section 3.2.      Quorum; Voting; Other..................................................................6
         Section 3.3.      Place of Meetings; Order of Business...................................................6
         Section 3.4.      First Meeting..........................................................................7
         Section 3.5.      Regular Meetings.......................................................................7
         Section 3.6.      Special Meetings.......................................................................7
         Section 3.7.      Compensation...........................................................................7
         Section 3.8.      Action Without a Meeting; Telephone Conference Meeting.................................7

                                                    ARTICLE 4
                                                    Committees
         Section 4.1.      Designation; Powers....................................................................8
         Section 4.2.      Procedure; Meetings; Quorum............................................................8
         Section 4.3.      Removal of Members; Vacancies..........................................................8

                                                    ARTICLE 5
                                                    Officers
         Section 5.1.      Number, Titles and Term of Office......................................................8
         Section 5.2.      Powers and Duties of the Chairman of the Board.........................................9
         Section 5.3.      Powers and Duties of the President.....................................................9
         Section 5.4.      Vice Presidents........................................................................9
         Section 5.5.      Secretary..............................................................................9
         Section 5.6.      Assistant Secretaries..................................................................9
         Section 5.7.      Treasurer.............................................................................10
         Section 5.8.      Assistant Treasurers..................................................................10
         Section 5.9.      Action with Respect to Securities of Other Corporations...............................10
         Section 5.10.     Delegation............................................................................10


                                                    ARTICLE 6
                                                  Capital Stock

         Section 6.1.      Certificates of Stock.................................................................10
         Section 6.2.      Transfer of Shares....................................................................11
         Section 6.3.      Ownership of Shares...................................................................11
         Section 6.4.      Regulations Regarding Certificates....................................................11
         Section 6.5.      Lost or Destroyed Certificates........................................................11

                                                    ARTICLE 7
                                             Miscellaneous Provisions
         Section 7.1.      Fiscal Year...........................................................................11
         Section 7.2.      Corporate Seal........................................................................11
         Section 7.3.      Notice and Waiver of Notice...........................................................12
         Section 7.4.      Facsimile Signatures..................................................................12
         Section 7.5.      Reliance upon Books, Reports and Records..............................................12
         Section 7.6.      Application of Bylaws.................................................................12

                                                    ARTICLE 8
                                     Indemnification of Officers and Directors...................................12

                                                    ARTICLE 9
                                                    Amendments...................................................13

                                RESTATED BYLAWS

                                       OF

                              KINDER MORGAN, INC.

                                   ARTICLE 1
                                    OFFICES

         Section 1.1. Registered Office. The registered office of the Corporation required by the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the Corporation's Restated Certificate of Incorporation as filed with the Delaware Secretary of State on _______________, 1999, as amended if amended (the "Charter"), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2
                                  STOCKHOLDERS

         Section 2.1. Reference to Charter. Article V of the Charter sets forth certain provisions relating to the calling and holding of annual and special meetings of stockholders, the presiding officer at meetings of stockholders, the votes required for the election of directors and the taking of other action at meetings of stockholders, procedures for stockholder initiatives, stockholder rights to inspect corporate records, the prohibition on the use of stockholder consents following the consummation of the Corporation's initial underwritten public offering and certain other matters.

         Section 2.2. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the state of incorporation of the Corporation as shall be specified or fixed in the notices or waivers of notice thereof.

         Section 2.3. Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Charter or these Bylaws, (i) the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, (ii) in all matters other than election of directors, the affirmative vote of the holders of a majority of such stock so present or represented by proxy and entitled to vote on such matter at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders, and (iii) where a separate vote by a class, classes or series is required, a majority of the outstanding shares of such class, classes or series, present in person or represented by proxy and entitled to vote on such matter shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class, classes or series present in person or represented by proxy and entitled to vote on such matter at the meeting shall be the act of such class, classes or series. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, subject to the provisions of clauses (ii) and (iii) above.

         Section 2.4. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than 60 days nor less than ten days before the date of such meeting of stockholders, nor more than 60 days prior to any other action to which such record date relates.

         If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with
Article 7, Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         If allowed pursuant to the Charter, for the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten
(10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of incorporation of the Corporation or at its principal place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         Section 2.5. Notice of Stockholder Business and Nominations.

                   (a) Annual Meetings of Stockholders.

                       (i) Nominations of persons for election to the Board of
                   Directors and the proposal of business to be considered by the Stockholders may be made at an annual

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                   meeting of Stockholders (A) pursuant to the Corporation's
                   notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any Stockholder who was a Stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section .

                       (ii) For nominations or other business to be properly
                   brought before an annual meeting by a Stockholder pursuant to Section 2.5(a)(i)(C) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (B) such other business must otherwise be a proper matter for Stockholder action under the General Corporation Law of the State of Delaware, and
                   (C) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, as that term is defined in Section 2.5(a)(iii)(C) below, such stockholder or beneficial owner must either (y) in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Voting Stock required under applicable law to carry any such proposal or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Voting Stock reasonably believed by such stockholder or beneficial holder to be sufficient to elect such nominee or nominees proposed to nominated by such stockholder or beneficial owner, and must, in either case, have included in such materials the Solicitation Notice, or (z) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

                       (iii) To be timely, a Stockholder's notice shall be
                   delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 45th day nor earlier than the close of business on the 75th day prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual meeting, notice by the Stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th day prior to such annual meeting, or (B) the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. Such Stockholder's notice shall set forth:

                             (A) as to each person whom the Stockholder
                       proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case

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                       pursuant to Regulation 14A under the Securities Exchange
                       Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

                             (B) as to any other business that the Stockholder
                       proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                             (C) as to the Stockholder giving the notice and
                       the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner,(3) whether the proponent intends (or is part of a group which intends) to solicit proxies from other stockholders in support of such nomination or proposal, and (4) whether the proponent intends (or is part of a group which intends) to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Voting Stock required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Voting Stock to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

                       (iv) Notwithstanding anything in the Section 2.5(a)(iii)
               of these Bylaws to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 55 days prior to the Anniversary, a Stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5. In the

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         event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by Section 2.5(a)(ii) of this Article V shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Stockholder's notice as described above.

                  (c) General.

                      (i) Only such persons who are nominated in accordance
                  with the procedures set forth in this Section 2.5 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed nomination or business is not in compliance with this Section 2.5, to declare that such defective proposal or nomination shall be disregarded.

                      (ii) For purposes of this Section 2.5, "public
                  announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                      (iii) Notwithstanding the foregoing provisions of this
                  Section 2.5, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights:

                            (A) of Stockholders to request inclusion of
                      proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or

                            (B) of the holders of any series of Preferred Stock
                      to elect Directors under circumstances specified in a Certificate of Designations relating to any series of Preferred Stock.

         Section 2.6. Stockholder List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by proxy. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed, in which event such inspector or inspectors shall decide all such questions.

         No proxy shall be valid after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

         Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

         Section 3.1. Reference to Charter. Article VI of the Charter sets forth certain provisions relating to the Board of Directors of the Corporation, including the power, number, qualifications, tenure and removal of directors, the filling of vacancies on the Board of Directors, the creation of committees of directors and certain other matters.

         Section 3.2. Quorum; Voting; Other. A majority of the number of directors fixed in accordance with the Charter shall constitute a quorum for the transaction of business of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Directors need not be stockholders nor residents of the State of Delaware.

         Section 3.3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board's absence by the President or by the Board of Directors.

         Section 3.4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held after the annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board, or in the Chairman of the Board's absence, by the President, or in the President's absence, by another officer of the Corporation. Notice of such regular meetings shall not be required.

         Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in the Chairman of the Board's absence by the President, or, on the written request of a majority of the Whole Board, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article 7, Section 7.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Charter or these Bylaws. Meetings may be held at any time without notice if all the directors are present (except where a director is present for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened) or if those not present waive notice of the meeting in writing.

         Section 3.7. Compensation. Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate, and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

         Section 3.8. Action Without a Meeting; Telephone Conference Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

         Subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of

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


objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE 4
                                   COMMITTEES

         Section 4.1. Designation; Powers. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws.

         Section 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article 4 shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be practicable. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         Section 4.3. Removal of Members; Vacancies. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

                                   ARTICLE 5
                                    OFFICERS

         Section 5.1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, and such other officers as the Board of Directors, as allowed by the Charter, may from time to time elect or appoint (including, but not limited to, a Vice-Chairman of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers). Each officer shall hold office until such officer's successor shall be duly elected and shall qualify or until such officer's death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the Charter provides otherwise. Except for the Chairman of the Board and the Vice Chairman of the Board, if any, no officer need be a director.

         Section 5.2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors and the Executive Committee of the Board of Directors (if any), the Chairman of the Board shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

         Section 5.3. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors or the Chairman of the Board.

         Section 5.4. Vice Presidents. Each Vice President shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the Chairman of the Board or the President of the Corporation. Each Vice President shall have such other powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board or the President.

         Section 5.5. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the President; and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board or the President.

         Section 5.6. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in

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


these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the Chairman of the Board, the President or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

         Section 5.7. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Chairman of the Board or the President; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer's duties in such form as the Board of Directors may require.

         Section 5.8. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of Directors, the Chairman of the Board, the President, or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

         Section 5.9. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board or the President, together with the Secretary or any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

         Section 5.10. Delegation. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board of Directors shall be effected from time to time by resolution of the Board of Directors.

                                   ARTICLE 6
                                 CAPITAL STOCK

         Section 6.1. Certificates of Stock. The certificates for shares of capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Charter, as shall be approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer

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


agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

         Section 6.2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 6.4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

         Section 6.5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate of stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

         Section 7.2. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof,

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


and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents. Duplicates of the seal may be kept for use by any Assistant Secretary.

         Section 7.3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Charter or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by mail, by deposit in the United States mail at a post office box, or by overnight courier service, by delivery thereto, in either case in a sealed prepaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

         Whenever notice is required to be given by law, the Charter or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Charter or these Bylaws.

         Section 7.4. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

         Section 7.5. Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.

         Section 7.6. Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Delaware or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

                                   ARTICLE 8
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall provide indemnification and the advancement of expenses to its officers and directors to the extent and upon the terms set forth in Section 2 of Article VIII of the Charter.

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


                                   ARTICLE 9
                                   AMENDMENTS

         The Board of Directors and the stockholders of the Corporation shall have the power to make, alter, amend and repeal any or all of the provisions of these Bylaws to the extent and upon the terms set forth in Article VII of the Charter.

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